Exhibit 16.1

Zhang Hongling CPA, P.C.

133-23 41RD 1Fl. Flushing, NY 11355

Tel: (718)321-1492     E-mail: zhanghonglingcpa@gmail.com

January 4, 2018

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Sino United Worldwide Consolidated Ltd. of Form 8-K

dated January 9, 2018, and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm.

Very truly yours,

/s/  Zhang Hongling CPA, P.C.

 Zhang Hongling CPA, P.C.